    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 2, 1996
                                              REGISTRATION NO. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             REGISTRATION STATEMENT
                                   ON FORM S-3
                                      Under
                           THE SECURITIES ACT OF 1933

                              MICROSOFT CORPORATION
             (Exact name of registrant as specified in its charter)

              WASHINGTON                               91-1144442
     (State or other jurisdiction                    (IRS Employer
   of incorporation or organization)               Identification No.)


                                ONE MICROSOFT WAY
                         REDMOND, WASHINGTON 98052-6399
                                 (206) 882-8080
                   (Address, including zip code, and telephone
              number including area code, of registrant's principal
                                executive office)
                    ----------------------------------------
                            Robert A. Eshelman, Esq.
                                One Microsoft Way
                         Redmond, Washington 98052-6399
                                 (206) 882-8080
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                    ----------------------------------------
                        Copies of all communications to:
          Richard B. Dodd, Esq.                    Andrew D. Soussloff, Esq.
          Preston Gates & Ellis                       Sullivan & Cromwell
          5000 Columbia Center                        125 Broad Street
            701 Fifth Avenue                    New York, New York 10004-2498
    Seattle, Washington 98104-7078

                    ----------------------------------------


         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: / /

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                                          CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                                                        PROPOSED
                            TITLE OF EACH CLASS                                         MAXIMUM
                            OF SECURITIES TO BE                                        AGGREGATE             AMOUNT OF
                                 REGISTERED                                             OFFERING         REGISTRATION FEE
                                                                                        PRICE(1)
--------------------------------------------------------------------------------------------------------------------------
   % Convertible Exchangeable Principal-Protected Preferred Shares, Series A ......   $862,500,000           $261,364
--------------------------------------------------------------------------------------------------------------------------
   % Convertible Subordinated Notes Due 1999(2) ...................................       N/A                   N/A
--------------------------------------------------------------------------------------------------------------------------
Common Shares(3) ..................................................................       N/A                   N/A
==========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)  Also being registered is such indeterminate principal amount of    %
     Convertible Subordinated Notes Due 1999 (the "Convertible Notes") as may be
     issuable upon or in connection with the exchange of the    % Convertible
     Exchangeable Principal-Protected Preferred Shares, Series A (the "Series A Preferred Shares") being registered. No additional consideration will be received upon the issuance of the Convertible Notes and, therefore, no registration fee payment is required pursuant to Rule 457(i).

(3) Also being registered are such indeterminate number of Common Shares as may be issuable upon or in connection with the conversion of the Series A Preferred Shares or the Convertible Notes being registered. No additional consideration will be received upon the issuance of the Common Shares and, therefore, no registration fee payment is required pursuant to Rule 457(i).

Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers be accepted prior to the time the Registration Statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
                            ---------------------

                 SUBJECT TO COMPLETION, DATED DECEMBER 2, 1996

                                                SHARES

                              MICROSOFT CORPORATION

                  % CONVERTIBLE EXCHANGEABLE PRINCIPAL-PROTECTED
                           PREFERRED SHARES, SERIES A
    (MINIMUM VALUE AT MATURITY AND LIQUIDATION PREFERENCE OF $     PER SHARE)
                    (SUBJECT TO CONVERSION INTO COMMON SHARES
         OR EXCHANGE INTO    % CONVERTIBLE SUBORDINATED NOTES DUE 1999)


         Dividends on the    % Convertible Exchangeable Principal-Protected
Preferred Shares, Series A, par value $0.01 per share, will be cumulative from
          , 1996 and will be payable quarterly in arrears, commencing         ,
1997 at the rate of    % per annum (an amount equivalent to $    per annum
per share).

          On             , 1999 (the "Conversion Date"), unless previously
exchanged for Convertible Notes, as described below, each outstanding Series A Preferred Share will automatically convert into Common Shares of the Company at the Exchange Rate, plus any accrued and unpaid dividends to the Conversion Date; provided, in lieu of delivering Common Shares on the Conversion Date, the Company may, at its option, pay for each Series A Preferred Share an amount of cash equal to the Current Market Price of the Common Shares multiplied by the Exchange Rate, plus accrued and unpaid dividends, if any. The Exchange Rate is equal to (a) if the Current Market Price of the Common Shares is greater than or
equal to $        per share (the "Threshold Price"), a fractional Common Share per Series A Preferred Share equal to the Threshold Price divided by the Current Market Price, (b) if the Current Market Price is less than the Threshold Price
but greater than $          (the "Initial Price"), one Common Share per Series A
Preferred Share, and (c) if the Current Market Price is less than or equal to the Initial Price, Common Shares per Series A Preferred Share having a value (determined at the Current Market Price) equal to the Initial Price, subject in each case to adjustments in certain events.

          The Series A Preferred Shares are exchangeable, in whole or in part,
at the option of the Company, for the Company's     % Convertible Subordinated
Notes Due 1999 on any dividend payment date beginning on           , 199   at
the rate of $          principal amount of Convertible Notes for each Series A
Preferred Share outstanding at the time of exchange. A partial exchange is permitted only if the aggregate initial principal amount of each outstanding security is not less than $250,000,000 immediately after each exchange. See "Description of Convertible Notes." The Company may effect such exchange only if accrued and unpaid dividends on the Series A Preferred Shares have been paid in full. If the Company elects to exchange Series A Preferred Shares for Convertible Notes, the Company will issue the Convertible Notes under an Indenture to be entered into between the Company and a trustee to be designated by the Company. The Convertible Notes will be general, unsecured subordinated obligations of the Company, limited to an aggregate principal amount equal to the aggregate liquidation value of the Series A Preferred Shares (excluding
accrued and unpaid dividends payable upon liquidation) and will mature on      ,
1999, which is the Conversion Date. The Convertible Notes will bear interest
at the rate of    % per annum from the date of issuance, or from the most recent interest payment date to which interest has been paid or provided for, payable
quarterly in arrears on        ,           ,        and           of each year.
Holders of Series A Preferred Shares should note that exchange of Series A Preferred Shares for Convertible Notes or settlement at maturity for cash will be a taxable event to the affected shareholders. Although it is anticipated that in most instances such exchange or settlement will be treated as an exchange giving rise to capital gain or loss, under certain circumstances the amount realized may constitute dividend income to the affected shareholder. See "Certain U.S. Federal Income Tax Considerations--Exchange of Series A Preferred

Shares for Convertible Notes or Cash Settlement at Maturity--Section 302 Issues". It is expected that the Convertible Notes, each in denominations of
$        , will be evidenced by one or more global notes, in fully registered form without coupons, deposited with a custodian for and registered in the name of a nominee of the Depository Trust Company. See "Description of Convertible Notes--Book-Entry Only Issuance--The Depository Trust Company".

         At any time not more than 20 Trading Days nor fewer than two Trading Days immediately prior to, but not including, the Conversion Date, any holder of Convertible Notes may elect (a "Conversion Election"), by written notice to the Trustee, to convert the Convertible Notes, on the Conversion Date, into the right to receive the sum of (i) the Conversion Amount (as defined below) payable at the Company's option in either Common Shares or in cash, plus (ii) the Additional Amount (as defined below) payable in cash. Any holder of a Convertible Note who does not make a timely Conversion Election shall receive on the Conversion Date, in lieu of the Conversion Amount and the Additional Amount
and in full satisfaction of the holder's Convertible Notes, $   in cash for each
Convertible Note. Accordingly, failure to make a timely Conversion Election will
result in the loss by the holder of the difference, if any, between $    and the
Conversion Amount. The "Conversion Amount" means an amount (payable in either Common Shares or cash) for each Convertible Note equal to the Current Market Price of Common Shares multiplied by the product of (x) .995 and (y) the Convertible Note Exchange Rate. The "Additional Amount" means an amount (payable
in cash) for each Convertible Note equal to $   . The "Convertible Note Exchange
Rate" is equal to (a) if the Current Market Price of the Common Shares is greater than or equal to the Threshold Price, a fractional Common Share per Convertible Note equal to the Threshold Price divided by the Current Market Price, (b) if the Current Market Price is less than the Threshold Price but greater than the Initial Price, one Common Share per Convertible Note, and (c) if the Current Market Price is less than or equal to the Initial Price, Common Shares per Convertible Note having a value (determined at the Current Market Price) equal to the Initial Price, subject in each case to adjustments in certain events.

         The opportunity for equity appreciation afforded by an investment in
the Series A Preferred Shares is capped at    %, although the investment has
principal protection in that investors will receive at maturity Common Shares or
cash equal to not less than $       . Holders of Series A Preferred Shares will
realize less than all of the equity appreciation on the Common Shares if at the Conversion Date the Current Market Price is above the Threshold Price. See
"Risk Factors".

         Application will be made to have the Series A Preferred Shares quoted on the Nasdaq National Market under the symbol "MSFTP". On December 2, 1996, the last reported sale price of the Common Shares on the Nasdaq National Market was $157-3/4 per share.
                        -------------------------------
         FOR A DISCUSSION OF INVESTMENT CONSIDERATIONS AND FACTORS TO BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" BEGINNING ON PAGE 10.
                        -------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
                UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                        -------------------------------

                                                            INITIAL PUBLIC         UNDERWRITING            PROCEEDS TO
                                                          OFFERING PRICE(1)         DISCOUNT(2)           COMPANY(1)(3)
Per Series A Preferred Share..........................
Total(4) .............................................

-------------
(1) Plus accrued dividends, if any, from the date of initial issuance of the Series A Preferred Shares.

(2) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting".

(3)  Before deducting estimated expenses of $            payable by the Company.

(4) The Company has granted to the Underwriters an option, exercisable within 30 days after the date hereof, to purchase up to an additional
     Series A Preferred Shares at the initial public offering price per share, less the underwriting discount, solely to cover over allotments, if any. If this option is exercised in full, the total initial public offering price,
     underwriting discount and proceeds to Company will be $       , $
     and $       , respectively. See "Underwriting".

                        -------------------------------

         The Series A Preferred Shares offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them, and subject to their right to reject any order in whole or in part. It is expected that certificates for the shares will be ready for delivery in New
York, New York, on or about December   , 1996, against payment therefor in
immediately available funds.

GOLDMAN, SACHS & CO.                                      MORGAN STANLEY & CO.
                                                              INCORPORATED


                        -------------------------------


               The date of this Prospectus is December   , 1996.

                              AVAILABLE INFORMATION

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and files reports and other information with the Securities and Exchange Commission (the "Commission") in accordance therewith. Such reports, proxy statements, and other information filed by the Company are available for inspection and copying at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth St., N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Company's Common Shares are traded as "National Market Securities" on the Nasdaq National Market. Material filed by the Company can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

         This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Series A Preferred Shares. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Company (File No. 0-14278) are incorporated by reference in this Prospectus:

         1. The Company's Annual Report on Form 10-K for the year ended June 30, 1996;

         2.   The Company's Proxy Statement dated September 27, 1996; and

         3. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such document. Any statement contained herein or in a document all or a portion of which is incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person to whom this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests should be directed to Investor Relations Department,

Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052-6399, telephone number (800) 285-7772 or by electronic mail at msft@microsoft.com.

         Microsoft, Natural, PowerPoint, Windows and Windows NT are registered trademarks and BackOffice, FrontPage, MSN and Outlook are trademarks of Microsoft Corporation.

                            ------------------------

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES A PREFERRED SHARES OR THE COMMON SHARES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OPEN MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

                                   THE COMPANY

         Microsoft Corporation (the "Company" or "Microsoft") was founded as a partnership in 1975 and incorporated in 1981. Microsoft develops, manufactures, licenses, sells, and supports a wide range of software products, including operating systems for personal computers ("PCs") and servers; server applications for client/server environments; business and consumer productivity applications; software development tools; and Internet and intranet software and technologies. The Company has recently expanded its interactive content efforts, including MSN(TM), The Microsoft Network online service, various Internet-based services, and entertainment and information software programs. Microsoft also sells personal computer books and input devices and researches and develops advanced technologies for future software products. Microsoft(R) products are available for most 16-bit and 32-bit microprocessor-based PCs, including PCs from AST Research, Acer, Apple, Compaq, Dell, Digital Equipment Corporation, Fujitsu, Gateway 2000, Hewlett-Packard, International Business Machines (IBM), NEC, Olivetti, Packard Bell, Siemens, Toshiba, and Vobis. The Company develops most of its software products internally. Microsoft's business strategy emphasizes the development of a broad line of PC and server software products for business and personal use, marketed through multiple channels of distribution.

         The Company is a Washington corporation and its principal executive offices are located at One Microsoft Way, Redmond, Washington 98052-6399, its telephone number is (206) 882-8080 and its electronic mail address is msft@microsoft.com.

                                  THE OFFERING

Securities.....................................      % Convertible Exchangeable Principal-Protected Preferred
                                                 Shares, Series A, par value $0.01 per share (the "Series A
                                                 Preferred Shares").

Dividends......................................  Annual cumulative cash dividends of $          per share,
                                                 payable quarterly in arrears on           ,             ,
                                                               and              , commencing             ,
                                                 1997.

Automatic Conversion...........................  On             , 1999 (the "Conversion Date"), unless
                                                 previously exchanged for Convertible Notes, as described
                                                 below, each outstanding Series A Preferred Share will
                                                 automatically convert into a number of Common Shares of the
                                                 Company at the Exchange Rate, plus the right to receive an amount of cash equal to any accrued and unpaid dividends to the Conversion Date; provided, in lieu of delivering Common
                                                 Shares on the Conversion Date, the Company may, at its
                                                 option, pay for each Series A Preferred Share an amount of cash equal to the Current Market Price of the Common Shares multiplied by the Exchange Rate, plus any accrued and unpaid dividends to the Conversion Date.



                                                  The Exchange Rate is equal to (a) if the Current Market Price of the Common Shares
                                                  is greater than or equal to $         per share (the "Threshold Price"), a
                                                  fractional Common Share per Series A Preferred Share equal to the Threshold Price divided by the Current Market Price, (b) if the Current Market Price is less than the Threshold Price but greater than the Initial Price, one Common Share per
                                                  Series A Preferred Share, and (c) if the Current Market Price is less than or equal to the Initial Price, Common Shares per Series A Preferred Share having a value (determined at the Current Market Price) equal to the Initial Price, subject in each case to adjustments in certain events. The "Initial Price" is $
                                                  per Common Share. The "Current Market Price" means the average Closing Price of the Common Shares on the 20 Trading Days beginning on the twenty-second Trading
                                                  Day immediately prior to, but not including, the Conversion Date and ending on the second Trading Day immediately prior to, but not including, the Conversion Date.
                                                  Accordingly, because the price of the Common Shares is subject to market fluctuations, the value of the Common Shares received by a holder of Series A
                                                  Preferred Shares upon automatic conversion of the Series A Preferred Shares on the
                                                  Conversion Date may be more or less than the Current Market Price used to compute the Exchange Rate.
Enhanced Dividend Yield; Principal
  Protection; Capped Equity
  Appreciation.................................   Holders of the Series A Preferred Shares will be entitled to receive cumulative
                                                  dividends at an annual rate of $      per share, whereas the Company has not paid
                                                  cash dividends on the Common Shares. If on the Conversion Date the Current Market
                                                  Price is less than the Initial Price, holders of Series A Preferred Shares will
                                                  receive $      or the equivalent in Common Shares. The opportunity for equity appreciation afforded by an investment in the Series A Preferred Shares, however,
                                                  is capped at    %. Holders of the Series A Preferred Shares will realize less than all of the equity appreciation on the Common Shares if at the Conversion Date the
                                                  Current Market Price is above the Threshold Price.



Liquidation Rights.............................   In the event of any liquidation, dissolution or winding up of the
                                                  Company, whether voluntary or involuntary, the holders of Series
                                                  A Preferred Shares are entitled to receive out of the assets of the Company, before any payment is made or any assets are
                                                  distributed to holders of Common Shares and of any other class of shares of the Company ranking junior to the Series A Preferred
                                                  Shares, liquidating distributions in the amount of $      per
                                                  Series A Preferred Share plus accrued and unpaid dividends, whether or not declared, without interest.


Exchangeability................................   The Series A Preferred Shares are exchangeable, in whole or in part, at the option of the Company, for Convertible Notes on
                                                  any dividend payment date beginning on           , 199   at the
                                                  rate of $     principal amount of Convertible Notes for each
                                                  Series A Preferred Share outstanding at the time of exchange. A partial exchange is permitted only if the aggregate initial principal amount of each outstanding security is not less than
                                                  $250,000,000 immediately after each exchange. See "Description of Convertible Notes." The Company may effect such exchange only if accrued and unpaid dividends on the Series A Preferred Shares have been paid in full. The exchange of Series A Preferred Shares for the Convertible Notes will be a taxable event and, therefore, may result in a tax liability for the holder whose stock is exchanged without any correlative cash payment to such holder.
                                                  See "Certain U.S. Federal Income Tax Considerations--Exchange of
                                                  Series A Preferred Shares for Convertible Notes or Cash Settlement
                                                  at Maturity--Section 302 Issues."

Voting Rights..................................   Holders of Series A Preferred Shares will have no voting rights, except as required by law; provided if (i) at any time the equivalent of six quarterly dividends payable on the Series A Preferred
                                                  Shares are accrued and unpaid or (ii) the Company fails to make any payment upon mandatory redemption of the Series A Preferred
                                                  Shares, the number of directors of the Company will be increased by two and the holders of all outstanding Series A Preferred
                                                  Shares, voting separately as a class, will be entitled to elect the additional two directors to serve until all dividends accrued and unpaid have been paid or declared and funds set aside to provide for payment in full or the Company fulfills its mandatory redemption obligation, as the case may be.

Convertible Notes..............................   The Convertible Notes will be general, unsecured, subordinated obligations of the Company, limited to an aggregate principal amount equal to the aggregate liquidation value of the Series A
                                                  Preferred Shares (excluding accrued and unpaid dividends payable upon liquidation). It is expected that the Convertible Notes,
                                                  each in denominations of $          , will be evidenced by
                                                  one or more global notes, in fully registered form without coupons, deposited with a custodian for and registered in the name of a nominee of the Depository Trust Company. See
                                                  "Description of Convertible Notes--Book-Entry Only Issuance -
                                                  The Depository Trust Company."

Maturity Date..................................   The Convertible Notes will mature on December   , 1999, which
                                                  is the Conversion Date.

Interest; Interest Payment Dates...............   The Convertible Notes will bear interest at the rate of     % per
                                                  annum from the date of issuance, or from the most recent interest payment date to which interest has been paid or provided for,
                                                  payable quarterly in arrears on              ,            ,
                                                             and               of each year.

Optional Conversion............................   At any time not more than 20 Trading Days nor fewer than two
                                                  Trading Days immediately prior to, but not including, the
                                                  Conversion Date, any holder of Convertible Notes may elect (a
                                                  "Conversion Election"), by written notice to the Trustee, to convert the Convertible Notes, on the Conversion Date, into the right to receive the sum of (i) the Conversion Amount (as defined below) payable at the Company's option in either Common Shares or in cash, plus (ii) the Additional Amount (as defined below)
                                                  payable in cash. Any holder of a Convertible Note who does not make a timely Conversion Election shall receive on the Conversion
                                                  Date, in lieu of the Conversion Amount and the Additional Amount and in full satisfaction of the holder's Convertible Notes, $
                                                  in cash for each Convertible Note. Accordingly, failure to make a timely Conversion Election will result in the loss by the holder
                                                  of the difference, if any, between $      and the Conversion Amount.
                                                  The "Conversion Amount" means an amount (payable in either Common
                                                  Shares or cash) for each Convertible Note equal to the Current
                                                  Market Price of Common Shares multiplied by the product of (x)
                                                  .995 and (y) the Convertible Note Exchange Rate. The "Additional
                                                  Amount" means an amount (payable in cash) for each Convertible
                                                  Note equal to $         . The "Convertible Note Exchange Rate" is
                                                  equal to (a) if the Current Market Price of the Common Shares is
                                                  greater than or equal to the Threshold Price, a fractional Common
                                                  Share per Convertible Note equal to the Threshold Price divided by the Current Market Price, (b) if the Current Market Price is
                                                  less than the Threshold Price but greater than the Initial Price, one Common Share per Convertible Note, and (c) if the Current
                                                  Market Price is less than or equal to the Initial Price, Common
                                                  Shares per Convertible Note having a value (determined at the
                                                  Current Market Price) equal to the Initial Price, subject in each case to adjustments in certain events.

Ranking........................................   The indebtedness represented by the Convertible Notes and the payment of the principal of and interest on each and all of the
                                                  Convertible Notes are subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness. See
                                                  "Description of Convertible Notes--Subordination."

Redemption; Sinking Fund.......................   The Convertible Notes are subject to redemption only on the
                                                  Conversion Date. The Convertible Notes do not contain sinking fund or other mandatory redemption provisions.

Proposed Nasdaq Trading Symbol
 for Series A Preferred Shares.................   MSFTP

Use of Proceeds................................   For repurchase of Common Shares and general corporate
                                                  purposes.  See "Use of Proceeds."

                                  RISK FACTORS

         Prospective purchasers of Series A Preferred Shares should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters.

LIMITATIONS ON APPRECIATION TO OWNERS OF SERIES A PREFERRED SHARES

         The opportunity for equity appreciation afforded by an investment in
the Series A Preferred Shares is capped at    %. Holders of Series A Preferred
Shares will realize less than all of the equity appreciation on the Common Shares if at the Conversion Date the Current Market Price of the Common Shares
is above the Threshold Price of $    per share. See "Description of Series A
Preferred Shares--Conversion of Series A Preferred Shares", "-Enhanced Dividend Yield; Principal Protection; Capped Equity Appreciation."

CONSEQUENCES OF HOLDER'S FAILURE TO GIVE TIMELY ELECTION NOTICE PRIOR TO MATURITY OF CONVERTIBLE NOTES

         If the Company elects to exchange the Series A Preferred Shares for Convertible Notes, then any holder of Convertible Notes who fails to make a timely Conversion Election by written notice to the Trustee not more than 20 Trading Days nor fewer than two Trading Days prior to, but not including, the Conversion Date, will not receive any increase on his or her original investment that might otherwise be payable. Rather the holder will only receive, in full satisfaction of the holder's Convertible Notes, an amount equal to his or her initial investment. See "Description of Convertible Notes--Optional Conversion on Maturity of Convertible Notes."

TAX CONSEQUENCES OF EXCHANGE OF SERIES A PREFERRED SHARES FOR CONVERTIBLE NOTES OR CASH SETTLEMENT AT MATURITY

         Exchange of Series A Preferred Shares for Convertible Notes or settlement at maturity for cash will be a taxable event to the affected shareholders. Such an exchange or settlement may be effected in the sole discretion of the Company. Although it is anticipated that in most instances such exchange or settlement will result in capital gain or loss, under certain circumstances the amount realized may constitute dividend income to the affected shareholder. In addition, the exchange of the Series A Preferred Shares for the Convertible Notes will be a taxable event, potentially resulting in a tax liability for the holder whose Series A Preferred Shares are exchanged without any correlative cash payment for such holder. See "Certain U.S. Federal Income Tax Considerations--Exchange of Series A Preferred Shares for Convertible Notes or Cash Settlement at Maturity--Section 302 Issues."

LACK OF ESTABLISHED MARKET FOR SERIES A PREFERRED SHARES

         There is currently no public market for the Series A Preferred Shares. Although the Company intends to apply for listing on the Nasdaq National Market for the Series A Preferred Shares, there can be no assurance that an active market for the Series A Preferred Shares will develop. Future trading prices for the Series A Preferred Shares will depend on many factors, including the Company's operating results, the trading price of the Common Shares, the market for securities similar to the Series A Preferred Shares and the volume of trading activity in the Series A Preferred Shares.

RISKS AND UNCERTAINTIES REGARDING FORWARD-LOOKING STATEMENTS

         This Prospectus contains and incorporates certain statements which may be viewed as forward-looking statements that involve risks and uncertainties. These forward-looking statements, such as the information contained in the Company's Annual Report to Shareholders for the year ended June 30, 1996 (the "Annual Report") under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations," are only predictions; actual events or results may differ materially as a result of risks facing the Company. Some of these risks are discussed in the "Outlook: Issues and

Uncertainties" section of "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report beginning at page 22 and include rapid technological changes, personal computer shipment levels, software pricing changes, delays in new-product releases, lack of customer acceptance for new products, market saturation, slower growth rates, changes in product and distribution mix, and difficulties in defending and securing intellectual property rights for the Company's products.

                                 USE OF PROCEEDS

         The net proceeds to be received by the Company from this offering are expected to be used for repurchase of Common Shares, consistent with the Company's previously announced strategy to repurchase its Common Shares for issuance under the Company's employee stock option and stock purchase plans. Net proceeds may also be used for other general corporate purposes.

                             SELECTED FINANCIAL DATA

         The following table sets forth certain selected financial data for the Company as of and for each of the five fiscal years in the period ended June 30, 1996, which was derived from the Company's financial statements and notes thereto. The financial statements as of and for each of the three years in the period ended June 30, 1996 have been audited by Deloitte & Touche LLP, the Company's independent auditors, as stated therein in their report which is incorporated by reference herein. The table also sets forth certain selected financial data for the Company as of September 30, 1996 and for the three months ended September 30, 1996 and 1995, which was derived from unaudited financial statements of the Company, which in the opinion of the Company include all adjustments necessary for the fair presentation of the Company's financial position and results of operations for such periods, and may not be indicative of the results of operations for a full year. All per share data below reflects the two-for-one split of the Common Shares effective November 22, 1996.

                                                                                    THREE MONTHS ENDED
                                                  YEAR ENDED JUNE 30                   SEPTEMBER 30
                                       -------------------------------------------  -----------------
                                       1992      1993      1994      1995     1996      1995     1996
                                       ----      ----      ----      ----     ----      ----     ----
                                             (IN MILLIONS, EXCEPT PER SHARE AND RATIO DATA)
INCOME STATEMENTS DATA
Net revenues......................     $2,759    $3,753    $4,649   $5,937   $8,671    $2,016   $2,295
Net income........................        708       953     1,146    1,453    2,195       499      614
Earnings per share................       0.60      0.79      0.94     1.16     1.71      0.39     0.47
Return on net revenues............       25.7%     25.4%     24.7%    24.5%    25.3%     24.8%    26.8%



                                                                  JUNE 30
                                     ----------------------------------------------------------------       SEPTEMBER 30
                                     1992            1993           1994          1995           1996           1996
                                     ----            ----           ----          ----           ----           ----
                                                                       (IN MILLIONS)
BALANCE SHEETS DATA
Cash and short-term
   investments ...................   $1,345          $2,290         $3,614        $4,750         $ 6,940        $ 7,098
Total assets......................    2,640           3,805          5,363         7,210          10,093         10,740
Stockholders' equity..............    2,193           3,242          4,450         5,333           6,908          7,277


                                                                  JUNE 30
                                     ----------------------------------------------------------------       SEPTEMBER 30
                                     1992            1993           1994          1995           1996           1996
                                     ----            ----           ----          ----           ----           ----
OTHER DATA
Ratio of earnings to fixed
   charges(1).....................   *               *              *             *              *              *

-----------
*    Not meaningful

(1) The Company had no material debt and, consequently, had no material fixed charges for each of the periods presented. The ratio of earnings to fixed charges is determined by dividing earnings by fixed charges. Fixed charges consist of the total of (i) interest, whether expensed or capitalized; (ii) amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized; (iii) such portion of rental expense as can be demonstrated to be representative of the interest factor in the particular case; and (iv) preferred share dividend requirements of majority-owned subsidiaries and fifty-percent-owned persons, excluding in all cases items which would be or are eliminated in consolidation. Earnings consist of pretax income from continuing operations plus the amount of fixed charges, adjusted to exclude (i) the amount of any interest capitalized during the period and (ii) the actual amount of any preferred share dividend requirements of majority-owned subsidiaries and fifty-percent-owned persons which were included in such fixed charges amount but not deducted in the determination of pretax income. The ratio of earnings to fixed charges is not meaningful for periods in which there were no material fixed charges.

                                    BUSINESS
         Microsoft was founded as a partnership in 1975 and incorporated in 1981. Microsoft develops, manufactures, licenses, sells, and supports a wide range of software products, including operating systems for personal computers ("PCs") and servers; server applications for client/server environments; business and consumer productivity applications; software development tools; and Internet and intranet software and technologies. The Company has recently expanded its interactive content efforts, including MSN(TM), The Microsoft Network online service, various Internet-based services, and entertainment and information software programs. Microsoft also sells personal computer books and input devices and researches and develops advanced technologies for future software products. Microsoft(R) products are available for most 16-bit and 32-bit microprocessor-based PCs, including PCs from AST Research, Acer, Apple, Compaq, Dell, Digital Equipment Corporation, Fujitsu, Gateway 2000, Hewlett-Packard, International Business Machines (IBM), NEC, Olivetti, Packard Bell, Siemens, Toshiba, and Vobis. The Company develops most of its software products internally. Microsoft's business strategy emphasizes the development of a broad line of PC and server software products for business and personal use, marketed through multiple channels of distribution. Microsoft classifies its products into two categories: (i) platforms, and (ii) applications and content.

         Platform products include desktop operating systems, business systems, consumer platforms, Internet platforms, and tools. Desktop operating systems for PCs include Windows(R) 95 and Windows NT(R) Workstation operating systems. Business systems include Windows NT Server operating system and Microsoft BackOffice(TM) suite of Windows NT-based server applications. Consumer platforms products include system software for non-PC devices, integrated software systems for public networks, and software for the creation of content for digital media productions. The Company also offers software development tools, Internet browser technology, and other Internet and intranet software products and technologies.

         Applications and content products include productivity applications, interactive entertainment and information products, PC input devices and desktop finance products. Business productivity applications and products are designed for the business, home, school, and small business markets. The primary products are Microsoft Office, an integrated suite of applications including Microsoft Excel spreadsheet, Microsoft Word word processor, and Microsoft PowerPoint(R) presentation graphics program, and Microsoft Office Professional, which includes the foregoing applications plus Microsoft Access database management program. Other productivity applications include Microsoft Schedule+ calendar and scheduling program, Microsoft Outlook(TM) desktop manager, Microsoft Publisher desktop publishing program, Microsoft Project critical path project scheduling program and Microsoft FrontPage(TM) Web authoring and management tool for Internet and intranet sites. Interactive products include childrens' titles, games, information products, and MSN. PC input devices include Microsoft Mouse, Microsoft Natural(R) Keyboard, and a joystick. The primary desktop finance product is Microsoft Money.

         To further its efforts in developing interactive content, Microsoft and National Broadcasting Company (NBC) recently established two joint ventures: a 24-hour cable news and information channel, MSNBC Cable LLC, and an interactive online news and information service, MSNBC Interactive News LLC.

         The Company's sales and support operation builds long-term business relationships with three primary customer types: original equipment manufacturers ("OEMs"), end-users, and organizations. Microsoft manages the channels that serve customers by working with OEMs, distributors, and resellers. The Company also focuses directly on large enterprises, offering tailored license programs, enterprisewide support, consulting services, and other specialized services. In addition to the OEM channel, Microsoft has three major geographic sales organizations: U.S. and Canada, Europe, and Other International. The Company supports its products with technical support for end-users, developers, and organizations.

                          DESCRIPTION OF CAPITAL SHARES

         The Company has two classes of authorized shares, common shares and preferred shares. As of November 22, 1996, the Company's authorized capital shares consisted of 4,000,000,000 common shares, par value $.000025 per share (the "Common Shares"), of which 1,197,838,640 shares were outstanding. In addition, as of November 22, 1996, there were 100,000,000 preferred shares, par value $0.01 per share ("Preferred Shares"), of which none were outstanding. In the event of certain significant transactions, holders of capital shares of the Company have all rights available under the Washington Business Corporation Act, including but not limited to, dissenter's rights.

COMMON SHARES

         Holders of Common Shares are entitled to receive such dividends as may be declared from time to time by the Board of Directors, and legally available from the Company's assets, although none have been declared to date. In addition, upon any liquidation of the Company, holders of Common Shares are entitled to a pro rata share of all Company assets available for distribution to shareholders. Each Common Share is entitled to one vote on all matters voted on by the shareholders.

         Holders of Common Shares have no preemptive rights to acquire additional shares or securities convertible into Common Shares. In addition, holders of Common Shares do not have the right to cumulate votes in the election of directors.

PREFERRED SHARES

         The Company's Board of Directors is authorized, without shareholder action, to provide for the issuance of Preferred Shares in one or more series not exceeding the aggregate number of authorized Preferred Shares. The Board of Directors is also authorized to determine: (i) the voting powers, if any, of Preferred Shares; (ii) the rate of dividend, if any, for Preferred Shares; (iii) the rights of holders of Preferred Shares of any series in the event of liquidation, dissolution, or winding up of the affairs of the Company; (iv) whether or not a series of Preferred Shares is redeemable, and if so, the terms and conditions of such redemption; and (v) whether a series of Preferred Shares is redeemable pursuant to a retirement, sinking fund, or otherwise, and the terms and conditions of such obligation.

                    DESCRIPTION OF SERIES A PREFERRED SHARES

         The following is a summary of the terms of the     % Convertible
Exchangeable Principal-Protected Preferred Shares, Series A, par value $0.01 per share (the "Series A Preferred Shares") offered hereby. This summary is not intended to be complete and is subject to and qualified in its entirety by reference to the Company's Restated Articles of Incorporation (the "Articles of Incorporation") to be filed with the Secretary of State of the State of Washington amending and restating the Company's existing Restated Articles of Incorporation. The form of the Articles of Incorporation as proposed to be filed is an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL

         The Articles of Incorporation authorize the issuance of up to 100,000,000 Preferred Shares and the Board of Directors will determine the relative rights, conversion rights, voting rights, exchange features and liquidation preferences of any series of Preferred Shares of the Company. The Series A Preferred Shares constitute a series of the Preferred Shares. See "Description of Capital Shares."

         The Series A Preferred Shares, when issued and sold for the consideration herein contemplated, will be duly and validly issued, fully paid and nonassessable, and the holders thereof will have no preemptive rights in connection therewith. The Series A Preferred Shares will not be subject to any sinking fund. The Articles of Incorporation will not prohibit the reissuance of Series A Preferred Shares reacquired (by purchase, conversion, exchange or otherwise) by the Company.

DIVIDENDS

         Holders of Series A Preferred Shares will be entitled to receive, when, as and if declared by the Board of Directors, out of funds of the Company
legally available therefor, cash dividends at the annual rate of $    per share,
payable quarterly in arrears on             ,             ,              and
             , commencing             , 1997 (and, in the case of any
accrued but unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Company's Board of Directors). Dividends on the Series A Preferred Shares will be cumulative and will accrue without interest from the date of original issuance, and will be payable to holders of record as they appear on the share transfer records of the Company on such record dates, which shall be not more than 60 days nor less than 10 days preceding the payment dates, as shall be fixed by the Board of Directors. Dividends will cease to accrue in respect of Series A Preferred Shares on the Conversion Date (as defined below) or on the date of earlier exchange for Convertible Notes (as defined below). Dividends payable on the Series A Preferred Shares for any period shorter than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

         So long as any Series A Preferred Shares are outstanding, the Company may not (a) declare or pay any dividends (other than dividends payable in Common Shares or other shares of the Company ranking junior to the Series A Preferred Shares) to holders of Common Shares or shares of the Company of any other class ranking on a parity with or junior to the Series A Preferred Shares, or (b) make any distributions of assets (directly or indirectly, by purchase, redemption or otherwise) to the holders of Common Shares or shares of the Company of any other class ranking on a parity with or junior to the Series A Preferred Shares, unless all accrued and unpaid dividends on the Series A Preferred Shares, including the full dividends for the then current quarterly dividend period, shall have been paid or declared and funds sufficient for payment thereof set apart.

         No dividends may be paid upon or declared or set apart for any Preferred Shares ranking on a parity with the Series A Preferred Shares for any quarterly dividend period, unless at the same time a like proportionate dividend for the same quarterly dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared or set apart for the Series A Preferred Shares.

CONVERSION OF SERIES A PREFERRED SHARES

         On             , 1999 (the "Conversion Date"), unless previously
exchanged for Convertible Notes, as described below, each outstanding Series A Preferred Share will automatically convert into a number of Common Shares of the Company at the Exchange Rate, plus the right to receive an amount of cash equal to any accrued and unpaid dividends to the Conversion Date; provided, in lieu of delivering Common Shares on the Conversion Date, the Company may, at its option, pay for each Series A Preferred Share an amount of cash (a "Cash Settlement") equal to the Current Market Price of the Common Shares multiplied by the Exchange Rate, plus any accrued and unpaid dividends to the Conversion Date. The Exchange Rate is equal to (a) if the Current Market Price of the Common Shares
is greater than or equal to $         per share (the "Threshold Price"), a
fractional Common Share per Series A Preferred Share equal to the Threshold Price divided by the Current Market Price, (b) if the Current Market Price is less than the Threshold Price but greater than the Initial Price, one Common Share per Series A Preferred Share, and (c) if the Current Market Price is less than or equal to the Initial Price, Common Shares per Series A Preferred Share having a value (determined at the Current Market Price) equal to the Initial Price, subject in each case to adjustments in certain events.
         The "Initial Price" is $          per Common Share. The "Current Market
Price" means the average Closing Price for the Common Shares on the 20 Trading Days beginning on the twenty-second Trading Day immediately prior to, but not including, the Conversion Date and ending on the second Trading Day immediately prior to, but not including, the Conversion Date. The "Closing Price" of a Common Share on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of such share as reported by the Nasdaq National Market on such date, or, if it is not so reported, as reported in the composite transactions for the principal United States securities exchange on which the Common Shares are so listed, or, if they are not so listed on a United States national or regional securities exchange, the last quoted bid price of the Common Shares in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of a Common Share on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" is defined as a day on which the Common Shares (a) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (b) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

         Because the price of the Common Shares is subject to market fluctuations, the value of the Common Shares received by a holder of Series A Preferred Shares upon automatic conversion of the Series A Preferred Shares on the Conversion Date may be more or less than the Current Market Price used to compute the Exchange Rate.

         The Company will mail written notice of its election to settle the conversion of the Series A Preferred Shares in cash to each holder of record of Series A Preferred Shares not less than 30 Trading Days nor more than 45 Trading Days prior to the Conversion Date.

         Upon surrender of certificates for Series A Preferred Shares to be converted, as required in the Articles of Incorporation (except in the case of a Cash Settlement), the Company will issue the number of full Common Shares issuable upon conversion thereof. No fractional Common Shares will be issued upon conversion, but in lieu thereof, in the sole discretion of the Board of Directors, either such fractional interest shall be rounded up to the next whole share or an amount will be paid in cash by the Company for such fractional interest based upon the Current Market Price.

CONVERSION ADJUSTMENTS

         The Exchange Rate or Convertible Note Exchange Rate (as defined below), as applicable, is subject to adjustment as appropriate in certain circumstances, including if the Company (a) pays a share dividend or makes a distribution with respect to its Common Shares in Common Shares, (b) subdivides or splits its outstanding Common Shares, (c) combines its outstanding Common Shares into a smaller number of shares, (d) issues by reclassification of its Common Shares any capital shares of the Company, (e) issues certain rights or warrants to all holders of its Common Shares or (f) pays a dividend of or distributes to all holders of its Common Shares evidences of its indebtedness or other assets (including capital shares of the Company but excluding any cash dividends or distributions and dividends referred to in clause (a) above). In addition, the Company will be entitled to make such upward adjustments in the Exchange Rate or Convertible Note Exchange Rate, as applicable, as the Company, in its discretion, determines to be advisable, in order that any share dividend, subdivision of shares, distribution of rights to purchase shares or securities, or distribution of securities convertible into or exchangeable for shares (or any transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended) hereafter made by the Company will not be taxable to its shareholders. All adjustments to the Exchange Rate or Convertible Note Exchange Rate, as applicable, will be calculated to the nearest 1/10,000th of a Common Share. No adjustment in the Exchange Rate or Convertible Note Exchange Rate, as applicable, will be required unless such adjustment would require an increase or decrease of at least one percent in the Exchange Rate or Convertible Note Exchange Rate, as applicable, provided that any adjustments which, by reason of the foregoing, are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All adjustments will be made successively.

         Whenever the Exchange Rate or Convertible Note Exchange Rate, as applicable, is adjusted as provided in the preceding paragraph, the Company will file with the Transfer Agent for the Series A Preferred Shares and the Trustee for the Convertible Notes, as applicable, a certificate with respect to such adjustment, make a prompt public announcement thereof and mail a notice to holders of the Series

A Preferred Shares and Convertible Notes, as applicable, providing specified information with respect to such adjustment.

         At least 10 days prior to taking any action which could result in an adjustment in the Exchange Rate or Convertible Note Exchange Rate, as applicable, the Company will notify each holder of Series A Preferred Shares and Convertible Notes, as applicable, concerning such proposed action.

         The Company will reserve and at all times keep available, free from preemptive rights, out of its authorized but unissued shares, for the purpose of effecting the conversion of the Series A Preferred Shares, such number of its duly authorized Common Shares as will from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Shares; provided, however, that the Company shall not be obligated to keep such shares available with respect to any Series A Preferred Shares during any time that the conversion of such Series A Preferred Shares is prohibited under a contract or other agreement between the holder of such Series A Preferred Shares and the Company.

ADJUSTMENT FOR CERTAIN CONSOLIDATIONS OR MERGERS
         In case of any consolidation or merger to which the Company is a party (other than a merger or consolidation in which the Company is the continuing corporation and in which the Common Shares outstanding immediately prior to the merger or consolidation remain unchanged), or in case of any sale or transfer to another entity of the property of the Company as an entirety or substantially as an entirety, or in case of any statutory share exchange with another entity (other than in connection with an acquisition in which the Common Shares outstanding immediately prior to the share exchange remain unchanged), each Series A Preferred Share shall, after consummation of such transaction, be subject to (i) conversion at the option of the holder into the kind and amount of securities, cash, or other property receivable upon consummation of such transaction by a holder of the number of Common Shares into which such Series A Preferred Shares might have been converted immediately prior to consummation of such transaction and (ii) conversion on the Conversion Date into the kind and amount of securities, cash, or other property receivable upon consummation of such transaction by a holder of the number of Common Shares into which such Series A Preferred Share would have been converted if the conversion on the Conversion Date had occurred immediately prior to the date of consummation of such transaction assuming in each case that such holder of Common Shares failed to exercise rights of election, if any, as to the kind or amount of securities, cash, or other property receivable upon consummation of such transaction (provided that if the kind or amount of securities, cash, or other property receivable upon consummation of such transaction is not the same for each nonelecting share, then the kind and amount of securities, cash, or other property receivable upon consummation of such transaction for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). The kind and amount of securities into which the Series A Preferred Shares shall be convertible after consummation of such transaction shall be subject to adjustment as described above under the caption "Conversion Adjustments" following the date of consummation of such transaction. The Company may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

ENHANCED DIVIDEND YIELD; PRINCIPAL PROTECTION; CAPPED EQUITY APPRECIATION

         Holders of the Series A Preferred Shares will be entitled to receive
cumulative dividends at an annual rate of $       per share, whereas the Company
has not paid cash dividends on the Common Shares. If on the Conversion Date the Current Market Price is less than the Initial Price, holders of Series A
Preferred Shares will receive $         or the equivalent in Common Shares. The
opportunity for equity appreciation afforded by an investment in the Series A
Preferred Shares, however, is capped at    %. Holders of the Series A Preferred
Shares will realize less than all of the equity appreciation on the Common Shares if at the Conversion Date the Current Market Price is above the Threshold Price.

LIQUIDATION RIGHTS

         In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series A Preferred Shares are entitled to receive out of the assets of the Company, whether such assets are stated capital or surplus of any nature, before any payment is made or any assets are distributed to holders of Common Shares and of any other class of shares of the Company ranking junior to the Series A Preferred Shares,
liquidating distributions in the amount of $        per Series A Preferred Share
plus accrued and unpaid dividends, whether or not declared, without interest. If upon any liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Series A Preferred Shares and any other preferred stock ranking as to any such distribution on a parity with the Series A Preferred Shares are not paid in full, the holders of the Series A Preferred Shares and of such other preferred shares will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Series A Preferred Shares will not be entitled to any further participation in any distribution of assets by the Company. Neither a consolidation or merger of the Company with another corporation nor a sale or transfer of all or part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company for these purposes.

EXCHANGEABILITY

         The Series A Preferred Shares are exchangeable, in whole or in part, at the option of the Company, for Convertible Notes on any dividend payment date
beginning on           , 199   at the rate of $          principal amount of
Convertible Notes for each Series A Preferred Share outstanding at the time of exchange. A partial exchange is permitted only if the aggregate initial principal amount of each outstanding security is not less than $250,000,000 immediately after each exchange. See "Description of Convertible Notes." The Company may effect such exchange only if accrued and unpaid dividends on the Series A Preferred Shares have been paid in full. The Company will mail written notice of its intention to exchange to each holder of record of Series A Preferred Shares not less than 30 Trading Days or more than 45 Trading Days prior to the date fixed for exchange.

         Upon the date fixed for exchange of Series A Preferred Shares for Convertible Notes (the "Exchange Date"), if the Company has taken all action required to authorize the issuance of the Convertible Notes in exchange for the Series A Preferred Shares, the Series A Preferred Shares so exchanged will no longer be deemed outstanding and all rights relating to such shares will terminate, except only the right to receive dividends accrued and unpaid to and including the Exchange Date and the right to receive the Convertible Notes upon surrender of certificates representing the Series A Preferred Shares. The exchange of Series A Preferred Shares for the Convertible Notes will be a taxable event and, therefore, may result in tax liability for the holder whose stock is exchanged without any correlative cash payment to such holder. See "Certain U.S. Federal Income Tax Considerations -- Exchange of Series A Preferred Shares for Convertible Notes or Cash Settlement at Maturity -- Section 302 Issues."

VOTING RIGHTS

         Except as indicated below or otherwise required by law, holders of Series A Preferred Shares will have no voting rights. If (i) at any time the equivalent of six quarterly dividends payable on the Series A Preferred Shares are accrued and unpaid or (ii) the Company fails to make any payment upon mandatory redemption of the Series A Preferred Shares, the number of directors of the Company will be increased by two and the holders of all outstanding Series A Preferred Shares, voting separately as a class, will be entitled to elect the additional two directors to serve until all dividends accrued and unpaid have been paid or declared and funds set aside to provide for payment in full or the Company fulfills its mandatory redemption obligation, as the case may be.

         In addition, without the vote or consent of the holders of at least two-thirds of the Series A Preferred Shares then outstanding, the Company may not (a) create or issue or increase the authorized number of shares of any class or series of shares ranking prior to the Series A Preferred Shares either as to dividends or upon liquidation, dissolution or winding up, or any security convertible into or exercisable or exchangeable for such shares, (b) purchase or redeem less than all of the Series A Preferred Shares then outstanding when any dividends on the Series A Preferred Shares are in arrears, or (c) amend, alter or repeal any of the provisions of the Articles of Incorporation so as to affect any rights, preferences, privileges or voting power of the Series A Preferred Shares or the holders thereof; provided, however, that any increase in the amount of authorized Preferred Shares or the creation and issuance of any other class of Preferred Shares, or any increase in the amount of authorized shares of such class or of any other class of Preferred Shares, in each case ranking on a parity with or junior to the Series A Preferred Shares with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to affect such rights, preferences, privileges or voting powers.

TRANSFER AGENT AND REGISTRAR

         ChaseMellon Shareholder Services (the "Transfer Agent") will act as the agent for payment, redemption, transfer, conversion and exchange, and as registrar, for the Series A Preferred Shares.

                        DESCRIPTION OF CONVERTIBLE NOTES

GENERAL

         If the Company elects to exchange Series A Preferred Shares for Convertible Notes, the Company will issue Convertible Notes under an Indenture (the "Indenture") to be entered into between the Company and a trustee to be designated by the Company prior to such exchange which would qualify at the time of such designation as a trustee under the Trust Indenture Act of 1939, as amended (together with any successor trustee, the "Trustee"). Convertible Notes
will be issued at a rate of $          principal amount of the Convertible Notes
for each Series A Preferred Share so exchanged. The Company may effect such exchange only if: (i) the aggregate initial principal amount of each outstanding security is not less than $250,000,000 immediately after each exchange; (ii) accrued and unpaid dividends on Series A Preferred Shares have been paid in full; and (iii) accrued and unpaid interest on Convertible Notes have been paid in full. The Company will mail written notice of its intention to exchange to each holder of record of Series A Preferred Shares not less than 30 Trading Days nor more than 45 Trading Days prior to the date fixed for exchange. The following descriptions of certain provisions of the Indenture and the Convertible Notes are intended as summaries only and are qualified in their entirety by reference to the Indenture and the Convertible Notes, including the definitions in those documents of certain terms. Whenever particular defined terms of the Indenture or the Convertible Notes are referred to, it is intended that those defined terms are to be incorporated by reference into this Prospectus. References to sections of the Indenture are included in parenthesis in the following discussion. The form of the Indenture and the Convertible Notes are exhibits to the Registration Statement of which this Prospectus is a part.

         The Convertible Notes will be general, unsecured, subordinated obligations of the Company, limited to an aggregate principal amount equal to the aggregate liquidation value of the Series A Preferred Shares (excluding accrued and unpaid dividends payable upon liquidation) and will mature on
            , 1999, which is the Conversion Date. It is expected that the
Convertible Notes, each in denominations of $       , will be evidenced by one
or more global notes, in fully registered form without coupons, deposited with a custodian for and registered in the name of a nominee of the Depository Trust Company. See "--Book-Entry Only Issuance -- The Depository Trust Company" below. It is expected that the Convertible Notes will be quoted on the Nasdaq National Market.


INTEREST

         The Convertible Notes will bear interest at the rate of     % per annum
from the date of issuance, or from the most recent interest payment date to which interest has been paid or provided for, payable quarterly in arrears
on              ,              ,             and               of each
year to the person in whose name the Convertible Notes is registered at the
close of business on the preceding              ,             ,              and
              , as the case may be. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Principal of and interest on the Convertible Notes will be payable, and the transfer of Convertible Notes will be registrable, at the office or agency of the Company maintained for that purpose in The City of New York, New York. In addition, payment of interest may, at the option of the Company, be made by check mailed to the address of the person entitled thereto as it appears in the register of holders of Convertible Notes.

OPTIONAL CONVERSION ON MATURITY OF CONVERTIBLE NOTES

         At any time not more than 20 Trading Days nor fewer than two Trading Days immediately prior to, but not including, the Conversion Date, any holder of Convertible Notes may elect (a "Conversion Election"), by written notice to the Trustee, to convert the Convertible Notes, on the Conversion Date, into the right to receive the sum of (i) the Conversion Amount (as defined below) payable at the Company's option in either Common Shares or in cash, plus (ii) the Additional Amount (as defined below) payable in cash. Any holder of a Convertible Note who does not make a timely Conversion Election shall receive on the Conversion Date, in lieu of the Conversion Amount and the Additional Amount
and in full satisfaction of the holder's Convertible Notes, $         in cash
for each Convertible Note. Accordingly, failure to make a timely Conversion Election will result in the loss by the holder of the difference, if any,
between $          and the Conversion Amount. The "Conversion Amount" means an amount (payable in either Common Shares or cash) for each Convertible Note equal to the Current Market Price of Common Shares multiplied by the product of (x)
 .995 and (y) the Convertible Note Exchange Rate. The "Additional Amount" means
an amount (payable in cash) for each Convertible Note equal to $         . The
"Convertible Note Exchange Rate" is equal to (a) if the Current Market Price of the Common Shares is greater than or equal to the Threshold Price, a fractional Common Share per Convertible Note equal to the Threshold Price divided by the Current Market Price, (b) if the Current Market Price is less than the Threshold Price but greater than the Initial Price, one Common Share per Convertible Note, and (c) if the Current Market Price is less than or equal to the Initial Price, Common Shares per Convertible Note having a value (determined at the Current Market Price) equal to the Initial Price, subject in each case to adjustments in certain events.

         Because the price of the Common Shares is subject to market fluctuations, the value of the Common Shares received by a holder of Convertible Notes upon the Company's election to pay the Conversion Amount in Common Shares on the Conversion Date may be more or less than the Current Market Price used to compute the Exchange Rate.

         The Company will mail written notice of its election to pay the Conversion Amount in either Common Shares or cash to each holder of record of Convertible Notes not less than 30 Trading Days nor more than 45 Trading Days prior to the Conversion Date. In the case of election by the Company to pay the Conversion Amount in Common Shares, the Company will issue the number of full Common Shares issuable in payment thereof. No fractional Common Shares will be issued in payment of the Conversion Amount, but in lieu thereof, such fractional interest shall be rounded down to the next whole share and an amount will be paid in cash by the Company for such fractional interest based upon the Current Market Price.

SUBORDINATION

         The indebtedness represented by the Convertible Notes and the payment of the principal of and interest on each and all of the Convertible Notes are, to the extent set forth in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined below).

         In the event and during the continuation of any default in the payment of principal or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto or an event of default with respect to any Senior Indebtedness permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, or in the event any judicial proceeding shall be pending with respect to any such default, then no payment shall be made by the Company on account of principal of or interest on the Convertible Notes or on account of the purchase or other acquisition of the Convertible Notes. (Section 1104) In the event of
(a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash, before the holders of the Convertible Notes are entitled to receive any payment on account of principal of or interest on the Convertible Notes, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Convertible Notes in any such case, proceeding, dissolution, liquidation or other winding up or event. In the event that, notwithstanding the foregoing, the Trustee or the holder of any Convertible Note shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. (Section 1102)

         Because of these subordination provisions, in the event of an insolvency of the Company, holders of Convertible Notes may recover less, ratably, than holders of Senior Indebtedness.

         "Senior Indebtedness" means (a) the principal of and interest on all indebtedness of the Company (including indebtedness of others guaranteed by the Company) other than the Convertible Notes, whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, which is (i) for money borrowed or (ii) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind and (b) amendments, renewals, extensions, modifications and refundings of any such indebtedness, unless in any case in the instrument creating or evidencing any such indebtedness or pursuant to which the same is outstanding it is provided that such indebtedness is not superior in right of payment to the Convertible Notes. (Section 101) As of November 22, 1996, the Company had no outstanding Senior Indebtedness.

         The Indenture also does not restrict the ability of the Company (or its subsidiaries) to incur debt ranking pari passu with the Convertible Notes. If the Company incurs any such debt, the holders of such pari passu debt would be entitled to share ratably with the holders of the Convertible Notes in any proceeds distributed in connection with the insolvency, liquidation, reorganization, dissolution or other winding-up of the Company. This may have the effect of reducing the amount of such proceeds paid to the holders of the Convertible Notes.

EVENTS OF DEFAULT

         Each of the following will constitute an Event of Default under the Indenture with respect to the Convertible Notes: (a) failure to pay principal, including any Conversion Amount, of any Convertible Note when due; (b) failure to pay any interest on any Convertible Note when due, continued for 30 days; (c) failure to perform any other covenant of the Company in the Indenture, continued for 60 days after written notice has been given by the Trustee, or the holders of at least 10% in principal amount of the outstanding Convertible Notes, as provided in the Indenture; and (d) certain events in bankruptcy, insolvency or reorganization. (Section 501)

         If an Event of Default with respect to the Convertible Notes shall occur and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Convertible Notes by notice as provided in the Indenture may declare the principal amount of the Convertible Notes to be due and payable immediately. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding Convertible Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. (Section 502)

         Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable security or indemnity. (Section 603) Subject to such provisions for the indemnification of the Trustee and certain other exceptions, the holders of a majority in aggregate principal amount of the outstanding Convertible Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Convertible Notes. (Section 512)

         No holder of any Convertible Note will have any right to institute any proceeding, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the Trustee written notice of a continuing Event of Default;
(ii) the holders of not less than 25% in principal amount of the outstanding Convertible Notes will have made written request, and such holder or holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and (iii) the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding Convertible Notes a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507) Notwithstanding these provisions, the holder of any Convertible Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Convertible Note in accordance with the terms thereof and on the Conversion Date to receive in respect of such Convertible Note either cash or Common Shares as described under the caption "Optional Conversion on Maturity of Convertible Notes" above and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder. (Section 508)

         The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults. (Section 1004)

         The Indenture provides that the Trustee shall give the holders notice of any default under the Indenture as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of certain defaults specified in the Indenture, no such notice to holders shall be given until at least 30 days after the occurrence thereof. (Section 602)

         The holders of not less than a majority in principal amount of the outstanding Convertible Notes may on behalf of the holders of all the Convertible Notes waive any past default and its consequences, except a default in the payment of the principal of or interest on any Convertible Note, or in respect of a covenant or provision in the Indenture which cannot be modified or amended without the consent of the holder of each outstanding Convertible Note affected. (Section 513)

MERGER AND CONSOLIDATION

         The Company may not consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person (a "successor Person"), and may not permit any Person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, the Company, unless (i) the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes the Company's obligations on the Convertible Notes and under the Indenture, (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing and (iii) certain other conditions are met. (Section 801)

ADJUSTMENT FOR CERTAIN CONSOLIDATIONS OR MERGERS

         In case of any consolidation or merger to which the Company is a party (other than a merger or consolidation in which the Company is the continuing corporation and in which the Common Shares outstanding immediately prior to the merger or consolidation remain unchanged), or in case of any sale or transfer to another entity of the property of the Company as an entirety or substantially as an entirety, or in case of any statutory share exchange with another entity (other than in connection with an acquisition in which the Common Shares outstanding immediately prior to the share exchange remain unchanged), each Convertible Note shall, after consummation of such transaction, be subject to
(i) conversion at the option of the holder into the kind and amount of securities, cash, or other property receivable upon consummation of such transaction by a holder of the number of Common Shares into which such Convertible Notes might have been converted immediately prior to consummation of such transaction and (ii) conversion on the Conversion Date into the kind and amount of securities, cash, or other property receivable upon consummation of such transaction by a holder of the number of Common Shares into which such Convertible Note would have been converted if the conversion on the Conversion Date had occurred immediately prior to the date of consummation of such transaction assuming in each case that such holder of Common Shares failed to exercise rights of election, if any, as to the kind or amount of securities, cash, or other property receivable upon consummation of such transaction (provided that if the kind or amount of securities, cash, or other property receivable upon consummation of such transaction is not the same for each nonelecting share, then the kind and amount of securities, cash, or other property receivable upon consummation of such transaction for each nonelecting note shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting notes). The kind and amount of securities into which the Convertible Notes shall be convertible after consummation of such transaction shall be subject to adjustment as described above under the caption "Description of Series A Preferred Shares-Conversion Adjustments" following the date of consummation of such transaction. The Company may not become a party to any such transaction unless the terms thereof are consistent with the foregoing. (Section 1202)

MODIFICATION

         Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the holders of 66-2/3% in aggregate principal amount of the outstanding Convertible Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Convertible Note affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Convertible Note, (b) reduce the principal amount of, or interest on, any Convertible Note, (c) change the place or currency of payment of principal of, or interest on, any Convertible Note, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Convertible Note, (e) modify the subordination provisions in a manner adverse to the holders of the Convertible Notes, (f) reduce the percentage in principal amount of outstanding Convertible Notes, the consent of whose holders is required for modification or amendment of the Indenture, (g) reduce the percentage in principal amount of outstanding Convertible Notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or (h) modify such provisions with respect to modification and waiver except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Convertible Note affected thereby. (Section 902)

REDEMPTION

         The Convertible Notes are not subject to redemption prior to the Conversion Date and do not contain sinking fund or other mandatory redemption provisions.

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

         The Convertible Notes will be represented by one or more fully registered global notes (collectively, the "Global Note"). The Global Note will be deposited upon issuance with The Depository Trust Company (the "Depositary") and registered in the name of the Depositary or a nominee of the Depositary (the "Global Note Registered Owner"). Except as set forth below, the Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

         The Depositary has advised the Company that the Depositary is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of the Depositary are recorded on the records of the Participants and Indirect Participants.

         The Depositary has also advised the Company that pursuant to procedures established by it, (i) upon deposit of the Global Note, the Depositary will credit the accounts of Participants designated by the Purchasers with portions of the principal amount of the Global Notes and (ii) ownership of such interests in the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Note). The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Convertible Notes will be limited to that extent.

         Except as described below, owners of interests in the Global Note will not have Convertible Notes registered in their names, will not receive physical delivery of Convertible Notes in definitive form and will not be considered the registered owners or holders thereof under the Indenture for any purpose. As long as the Depositary, or its nominee, is the registered owner of the Global Note, the Depositary, or its nominee, as the case may be, will be considered the sole owner and holder of the Convertible Notes represented by the Global Note for all purposes under the Indenture and the Convertible Notes.

         Payments in respect of the principal of and premium, if any, and interest on any Convertible Notes registered in the name of the Global Note Registered Owner will be payable by the Trustee to the Global Note Registered Owner in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Convertible Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of the Depositary's records or any Participant's records relating to or payments made on account of beneficial ownership interests in the Global Note, or for maintaining, supervising or reviewing any of the Depositary's records or any Participant's records relating to the beneficial ownership interests in the Global Note or (ii) any other matter relating to the actions and practices of the Depositary or any of its Participants. The Depositary had advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Convertible Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of the Depositary unless the Depositary has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Convertible Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of the Depositary, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by the Depositary or any of its Participants in identifying the beneficial owners of the Convertible Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions in the Global Note Registered Owner for all purposes.

         The Global Note is exchangeable for definitive Convertible Notes in registered certificated form only if (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Note and the Company thereupon fails to appoint a successor Depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Convertible Notes in definitive registered certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Convertible Notes. Such definitive Convertible Notes shall be registered in the names of the owners of the beneficial interests in the Global Note as provided by the Participants. Upon issuance of Convertible Notes in definitive registered certificated form, the Trustee is required to register the Convertible Notes in the name of, and cause the Convertible Notes to be delivered to, the person or persons (or the nominee thereof) identified as the beneficial owners as the Depositary shall direct.

         The information in this section concerning the Depositary's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         The following discussion is based on relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder ("Treasury Regulations"), published revenue rulings, and judicial decisions in effect at the date of this Prospectus. There can be no assurance that future changes in applicable law or administrative and judicial interpretations thereof, which changes could have retroactive effect, will not adversely affect the tax consequences discussed herein or that there will not be differences of opinion as to the interpretation of applicable law. This discussion addresses those federal income tax consequences which, in the opinion of Preston Gates & Ellis, counsel to the Company, are material to an investment in the Series A Preferred Shares and has been prepared based on the advice of such counsel. The following discussion is for general information only, is addressed only to investors who acquire the Series A Preferred Shares on its original issuance, and does not attempt to address the possible federal income tax consequences to certain categories of investors, some of which (including life insurance companies, tax-exempt entities, banks, and dealers in securities) may be subject to special rules. Potential investors should consult their own tax advisors as to the tax treatment which may be anticipated to result from the ownership or disposition of Series A Preferred Shares in their particular circumstances, including the application of state, local and other tax laws.

DIVIDENDS ON SERIES A PREFERRED SHARES

         For federal income tax purposes, the term "dividend" means a distribution with respect to shares made out of current or accumulated earnings and profits of the distributing corporation. To the extent that a distribution with respect to shares exceeds the distributing corporation's current and accumulated earnings and profits, it is first treated as a nontaxable recovery of the shareholder's basis in the shares to the extent thereof (thus increasing the amount of gain or reducing the amount of loss which may be realized by such holder upon sale or exchange of such shares), and then as gain from the sale or exchange of the shares, taxable as capital gain so long as the shares are held as a capital asset.

         Although shares with terms closely comparable to those of the Series A Preferred Shares have not been the subject of any regulations, rulings or judicial decisions currently in effect, in the opinion of Preston Gates & Ellis, dividends paid on the Series A Preferred Shares will be taxable as ordinary income and it is more likely than not that such dividends will qualify for the 70% intercorporate dividends-received deduction subject to the minimum holding period (generally at least 46 days) and other applicable requirements. However, it is possible that the Internal Revenue Service ("IRS") may take a contrary position on the eligibility of the dividends on the Series A Preferred Shares for the dividend received deduction; accordingly, in the event that the availability of such deduction is relevant to a holder, such holder should consult its tax advisor prior to claiming such deduction. Furthermore, if the deduction is available, under certain circumstances, a corporate holder may be subject to the alternative minimum tax with respect to a portion of the amount of its dividends-received deduction.

         Under certain circumstances, a corporation that receives an "extraordinary dividend," as defined in Section 1059(c) of the Code, is required to reduce its basis in the shares by the nontaxed portion of such dividend. Generally, dividends not in arrears paid to an original holder of Series A Preferred Shares will not constitute extraordinary dividends under Section 1059(c).

REDEMPTION PREMIUM IN RESPECT OF SERIES A PREFERRED SHARES

         Under certain circumstances, Section 305(c) requires that any excess of the redemption price of preferred shares over the issue price be includable in income, prior to receipt, as a constructive dividend. However,
Section 305(c) and the Treasury Regulations issued thereunder should not apply to shares with terms such as those of the Series A Preferred Shares, although the issue is not free from doubt.

RECEIPT OF COMMON SHARES UPON CONVERSION OF SERIES A PREFERRED SHARES

         Gain or loss will not be recognized by a holder upon the conversion of the Series A Preferred Shares into Common Shares if no cash is received. Dividend income may be recognized, however, to the extent cash or Common Shares are received in payment of dividends in arrears. A holder who receives cash in lieu of a fractional Common Share will be treated as having received such fractional share and exchanged it for cash in a transaction subject to Section 302 and related provisions (discussed below).

         Generally, a holder's basis in the Common Shares received upon the conversion of the Series A Preferred Shares (other than any Common Shares taxed as a dividend upon receipt) will equal the basis of the converted Series A Preferred Shares plus the amount of gain recognized, minus the amount of cash received (other than cash which is treated as a dividend). The holding period of such Common Shares will include the holding period of the converted Series A Preferred Shares.

ADJUSTMENT OF CONVERSION RATE IN RESPECT OF SERIES A PREFERRED SHARES

         Certain adjustments to the common equivalent rate to reflect the Company's issuance of certain rights, warrants, evidences of indebtedness, securities or other assets to holders of Common Shares may result in constructive distributions taxable as dividends to the holders of the Series A Preferred Shares which may constitute (and cause other dividends to constitute) extraordinary dividends to corporate holders. See "--Dividends on Series A Preferred Shares."

EXCHANGE OF SERIES A PREFERRED SHARES FOR CONVERTIBLE NOTES OR CASH SETTLEMENT AT MATURITY - SECTION 302 ISSUES


         Exchange of Series A Preferred Shares for Convertible Notes or settlement of Series A Preferred Shares at maturity for cash will be a taxable event to the affected shareholders (assuming that the Convertible Notes are treated as debt for federal income tax purposes). See "--Treatment of Convertible Notes as Debt or Equity." The exchange or cash settlement may result in a tax liability for an affected shareholder without any correlative cash payment to such shareholder.

         The amount received in the exchange or cash settlement will be treated as a distribution taxable as a dividend (to the extent of the Company's earnings and profits) to the affected shareholder under Section 302 (and may constitute an extraordinary dividend under Section 1059) unless the exchange or cash settlement: (a) is treated as a distribution "not essentially equivalent to a dividend" with respect to the shareholder under Section 302(b)(1); (b) is "substantially disproportionate" with respect to the shareholder under Section 302(b)(2); (c) "completely terminates" the shareholder's equity interest in the Company pursuant to Section 302(b)(3); or (d) is of shares held by a non-corporate shareholder and is in partial liquidation of the Company pursuant to Section 302(b)(4). In determining whether any of these tests have been met, there generally must be taken into account shares actually owned by the shareholder and shares considered to be owned by the shareholder by reason of certain constructive ownership rules set forth in Section 318. A distribution will be "not essentially equivalent to a dividend" as to a particular shareholder if it results in a "meaningful reduction" in the shareholder's interest in the Company. Prospective holders of Series A Preferred Shares should consult their own tax advisers as to the application of this rule.


         If any of these tests is met as to a shareholder, the exchange or cash settlement of the Series A Preferred Shares generally would be treated as to that shareholder as an exchange under Section 302(a) giving rise to capital gain or loss (measured by the excess of the value of the Convertible Notes received over the holder's tax basis in the affected shares). However, Convertible Notes or cash payments received upon exchange or cash settlement that represent accrued but unpaid dividends may be taxed as ordinary income dividends, and the extraordinary dividend and/or the redemption premium rules discussed above could apply.

         The Series A Preferred Shares have been structured with a view toward minimizing the risk that the exchange for Convertible Notes or cash settlement at maturity of the Series A Preferred Shares will be treated as a dividend. Accordingly, it is anticipated that the treatment of most holders of Series A Preferred Shares whose shares are exchanged for Convertible Notes or cash settled at maturity will be governed by Section 302(a), with the result that they will recognize capital gain or loss.

         The application of Section 302(a) to any shareholder, however, will depend on the facts and circumstances surrounding the acquisition, holding and disposition of the Series A Preferred Shares and any other Common Shares directly, indirectly or constructively held by such shareholder, and thus each shareholder should consult their tax advisor at the time of any exchange or cash settlement.


TREATMENT OF CONVERTIBLE NOTES AS DEBT OR EQUITY

         The Company intends to treat the Convertible Notes as debt for federal income tax purposes. This characterization is binding on a holder of the Convertible Notes unless the holder discloses on his or her federal income tax return that he or she is taking a contrary position. The following assumes that the Convertible Notes will be treated as debt for federal income tax purposes.

ORIGINAL ISSUE DISCOUNT ON CONVERTIBLE NOTES

         If the Series A Preferred Shares are exchanged for Convertible Notes and the "issue price" of such Convertible Notes as determined under Section 1273 or 1274 is less than the "stated redemption price at maturity" of such Convertible Notes (as determined under Section 1273), then, subject to a de minimis rule set forth in Section 1273(a)(3), the Convertible Notes will bear original issue discount ("OID"). (The "issue price" of a Convertible Note will be equal to the fair market value of the Series A Preferred Shares for which it is exchanged.) Assuming the holder has recognized loss as the result of the exchange so that holder's basis equals the issue price of the Convertible Note, the holder of a Convertible Note generally would be required to include in income as interest, in each taxable year during which he or she holds the Convertible Note, a portion of the OID allocable to the Convertible Note (regardless of whether any amount actually was received from the issuer in that taxable year). The total amount of OID included in income, however, would not exceed the amount of the loss previously recognized. The holder's adjusted basis in the Convertible Note would be increased by the amounts so included in income. The amount of the OID taken into account in a particular year would be calculated under the constant yield to maturity method, employing annual compounding. Under this method, the amount of OID includable as ordinary income of a holder in early years is less than the amount includable in later years.

         Stated interest on the Convertible Notes is includable in the holder's taxable income in accordance with such holder's method of accounting.

BOND PREMIUM ON CONVERTIBLE NOTES

         If the Series A Preferred Shares are exchanged for Convertible Notes, and the holder's basis in such Convertible Notes exceeds the amount payable at the maturity date (or earlier redemption date, if appropriate) of the Convertible Notes, such excess (excluding the amount thereof attributable to the conversion feature of the Convertible Notes, as determined under Treasury Regulations issued under Section 171) may be deductible as amortizable bond premium. Such premium may be amortized by the holder of such Convertible Notes over the term of the Convertible Notes (taking into account earlier call dates, as appropriate), under a yield to maturity formula if an election by the taxpayer under Section 171 is in effect or is made. Such election is binding once made and applies to all debt obligations owned or subsequently acquired by the taxpayer. For Federal income tax purposes, the amortizable bond premium will be treated as an offset to interest income on the Convertible Notes rather than as a separate deduction item. The availability of such deductions will be subject to certain limitations with respect to individuals, who should consult with his or her tax advisors regarding the availability of such deductions.

CASH SETTLEMENT OF CONVERTIBLE NOTES AT MATURITY

         On cash settlement of the Convertible Notes at maturity, except to the extent the cash received is attributable to accrued interest (which represents ordinary interest income) or market discount, as defined in Section 1278, a holder generally should recognize capital gain or loss measured by the difference between the amount of cash received and the holder's tax basis in the Convertible Notes settled for cash at maturity.

CONVERSION OF CONVERTIBLE NOTES INTO COMMON SHARES

         In general, no gain or loss should be recognized to the holder upon conversion of the Convertible Notes into Common Shares; however, this conclusion is not free from doubt and may be challenged by the IRS. If the conversion occurred when there was accrued interest on the Convertible Notes, a portion of the Common Shares received will be taxable as ordinary income.
BACKUP WITHHOLDING ISSUES

         Certain noncorporate holders may be subject to backup withholding at a rate of 31% on actual and deemed dividend payments and certain other consideration received upon the call, exchange, redemption or conversion of the Series A Preferred Shares or the Convertible Notes. Generally, backup withholding applies only when the taxpayer fails to furnish or certify a proper Taxpayer Identification Number or when the taxpayer is notified by the Internal Revenue Service that it has failed to report payments of interest and dividends properly. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining any applicable exemption.

SPECIAL TAX RULES APPLICABLE TO FOREIGN HOLDERS

         DIVIDENDS ON SERIES A PREFERRED SHARES

         Dividends on Series A Preferred Shares that are paid to a Foreign Holder (as defined below) that are not treated as effectively connected with a trade or business carried on by such Foreign Holder in the United States are generally subject to a 30 percent United States withholding tax. Such rate of withholding may be reduced to the extent provided by a tax treaty to which the United States is a party if the recipient of the dividends is entitled to the benefits of such treaty.

         In general, a "Foreign Holder" is any person other than (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the

United States, or (c) an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

         Dividends on Series A Preferred Shares that are effectively connected with a trade or business carried on in the United States by a Foreign Holder will be subject to tax at the same rates of tax applicable to domestic corporations or citizens and residents of the United States, as the case may be. The determination of whether a person is engaged in a United States trade or business and whether the dividends or gains realized in connection with the Series A Preferred Shares or Common Shares are effectively connected with that trade or business will depend upon the specific facts and circumstances of each shareholder. In the case of a Foreign Holder that is a corporation, such effectively connected income may be subject to the branch profits tax, which is generally imposed on foreign corporations upon the repatriation from the United States of effectively connected earnings and profits unless an applicable tax treaty eliminates or reduces the rate of such tax.

         INTEREST ON CONVERTIBLE NOTES

         Interest on the Convertible Notes paid to a Foreign Holder, which is not effectively connected with a United States trade or business of such Foreign Holder, generally should not be subject to federal withholding tax so long as the Foreign Holder complies with certain certification requirements of federal income tax law, and so long as the Convertible Notes are treated as debt for federal income tax purposes. (If the Convertible Notes are treated as equity the rules described in the three preceding paragraphs will apply to holders.) Interest on the Convertible Notes that is effectively connected with a trade or business carried on in the United States by a Foreign Holder will be subject to tax at the same rates of tax applicable to domestic corporations or citizens and residents of the United States, as the case may be.

         DISPOSITION OF SERIES A PREFERRED SHARES OR CONVERTIBLE NOTES

         Subject to the discussion below under "--Backup Withholding and Information Reporting," a Foreign Holder generally will not be subject to United States tax on gains realized from the sale or other disposition of their Series A Preferred Shares or Convertible Notes unless (i) such gain is effectively connected with the conduct of a trade or business carried on in the United States, or (ii) the foreign holder is a non-resident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year of such disposition and the gains are attributable to an office or other fixed place of business in the United States (in such case a 30 percent United States tax is imposed on the amount by which such person's gains derived from United States sources, from the sale or exchange at any time during such taxable year of capital assets, exceed such person's losses allocable to United States sources, from the sale or exchange at any time during such taxable year of capital assets).

         In addition, no federal income tax will be imposed on a Foreign Holder on the settlement of the Series A Preferred Shares for Common Shares or cash (in a transaction which is treated as an exchange under the Section 302(a)), or the conversion of the Convertible Notes for Common Shares. See "--Exchange of Series A Preferred Shares for Convertible Notes or Cash Settlement at Maturity--Section 302 Issues."

         BACKUP WITHHOLDING AND INFORMATION REPORTING

         Payments of dividends and interest to Foreign Holders are generally subject to information reporting and possibly to a United States backup withholding tax (which generally is a withholding tax that is imposed at the rate of 20 percent on certain payments to persons that fail to furnish the information required under the Code and Treasury Regulation thereunder). Backup withholding generally will not apply to dividends paid on Series A Preferred Shares or interest paid on Convertible Notes to Foreign Holders at an address outside the United States.

         The payments of the proceeds from a disposition of Series A Preferred Shares or Common Shares to or through the United States office of a broker will be subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from backup withholding. The payment of the proceeds from the disposition of Series A Preferred Shares or Common Shares to or through a non-United States office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50 percent of more of whose gross income was effectively connected with the conduct of a trade or business within the United States for a specified three-year period, information reporting will apply to such payments unless such broker has documentary evidence in its files of the owner's non-United States status and has no actual knowledge to the contrary, or the owner otherwise establishes an exemption.

                                  UNDERWRITING

         Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to each of the Underwriters named below, and each of such Underwriters, for whom Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated are acting as representatives, has severally agreed to purchase from the Company, the respective number of Series A Preferred Shares set forth opposite its name below:

                                                                                                 NUMBER OF
                                                                                                  SERIES A
UNDERWRITER                                                                                   PREFERRED SHARES


Goldman, Sachs & Co.....................................................................
Morgan Stanley & Co. Incorporated.......................................................

                                                                                           ====================
          Total

                                                                                           ====================


         Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of the Series A Preferred Shares offered hereby, if any are taken.

         The Underwriters propose to offer the Series A Preferred Shares in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus and in part to certain securities dealers at such
price less a concession of $          per share. The Underwriters may allow, and
such dealers may reallow, a concession not in excess of $          per share to
certain brokers and dealers. After the Series A Preferred Shares are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.
          The Company has granted the Underwriters an option exercisable for 30 days after the date of this Prospectus to purchase up to an aggregate of additional Series A Preferred Shares to cover over-allotments, if any. If the Underwriters exercise their over-allotment option, the Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of shares to be purchased by each of them, as shown in the foregoing table, bears to the Series A Preferred Shares offered.

         The Company has agreed that, during the period beginning from the date of this Prospectus and continuing to and including the date 90 days after the date of this Prospectus, it will not offer, sell, contract to sell or otherwise dispose of any securities of the Company (other than pursuant to existing employee stock option or purchase plans, or on the conversion or exchange of convertible or exchangeable securities outstanding, on the date of this Prospectus, or in connection with an acquisition of an enterprise, or tangible or intangible property other than cash) which are substantially similar to the Series A Preferred Shares or any Common Shares or securities which are convertible into or exchangeable for Common Shares without the prior written consent of the representatives, except for the Series A Preferred Shares offered in connection with the offering.

         There is currently no public market for the Series A Preferred Shares. Although the Company will apply for listing on the Nasdaq National Market for the Series A Preferred Shares, there can be no assurance that an active market for the Series A Preferred Shares will develop.

         The Series A Preferred Shares will be quoted on the Nasdaq National Market under the symbol "MSFTP."

         The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act.

                             VALIDITY OF SECURITIES

         The validity of the Series A Preferred Shares, and the Convertible Notes and Common Shares issuable upon exchange or conversion thereof, will be passed upon for the Company by Preston Gates & Ellis, Seattle, Washington, and for the Underwriters by Sullivan & Cromwell, New York, New York. Sullivan & Cromwell will rely on Preston Gates & Ellis with respect to matters of Washington law. As of the date hereof, attorneys in Preston Gates & Ellis own less than 100,000 Common Shares. Sullivan & Cromwell from time to time performs legal services for the Company.

                                     EXPERTS

         The financial statements of the Company as of June 30, 1996, and 1995 and for each of the three years in the period ended June 30, 1996, incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and has been so incorporated in reliance upon such opinion given upon the authority of said firm as experts in accounting and auditing.

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.



                                TABLE OF CONTENTS

                                                   PAGE

Available Information...........................
Incorporation of Certain Documents by
     Reference..................................
Prospectus Summary..............................
Risk Factors....................................
Use of Proceeds.................................
Selected Financial Data.........................
Business........................................
Description of Capital Shares...................
Description of Series A Preferred Shares........
Description of Convertible Notes................
Certain U.S. Federal Income Tax Considerations..
Underwriting....................................
Validity of Securities..........................
Experts.........................................


                                          SHARES


                              MICROSOFT CORPORATION
                  % CONVERTIBLE EXCHANGEABLE PRINCIPAL-PROTECTED
                           PREFERRED SHARES, SERIES A


                         (minimum value at maturity and
                     liquidation preference $     per share)

                    (Subject to Conversion into Common Shares
                       or Exchange into     % Convertible
                          Subordinated Notes Due 1999)



                                     [logo]









                              GOLDMAN, SACHS & CO.

                              MORGAN STANLEY & CO.
                                  Incorporated


                       Representatives of the Underwriters

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses relating to the distribution will be borne by the registrant. Such expenses are estimated to be as follows:

      Registration Fee -- Securities and Exchange Commission....       $261,364
      Nasdaq National Market Listing Fee........................
      Blue Sky Fees and Expenses (Including Legal Fees).........
      Transfer Agent and Registrar Fees.........................
      Legal Fees and Expenses...................................
      Printing Expenses.........................................
      Accountant's Fees and Expenses............................
      Miscellaneous Expenses....................................
               Total............................................       $


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article XII of the Restated Articles of Incorporation of the Company authorizes the Company to indemnify any present or former director or officer to the fullest extent not prohibited by the Washington Business Corporation Act, public policy or other applicable law. The Washington Business Corporation Act (Sections 23B.08.510 through .570) authorizes a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the Securities Act.

         The directors and officers of the Company are entitled to indemnification by the Underwriters against any cause of action, loss, claim, damage, or liability to the extent it arises out of or is based upon the failure of each Underwriter to comply with the Prospectus delivery requirements under the federal securities laws or any applicable state securities laws or upon any untrue statement or alleged untrue statement or omission or alleged omission made in this Registration Statement and the Prospectus contained herein, as the same shall be amended or supplemented, made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein.

         In addition, the Company maintains directors' and officers' liability insurance under which the Company's directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.

ITEM 16. LIST OF EXHIBITS.

 EXHIBIT NO.                                     DESCRIPTION                                      PAGE OR FOOTNOTE
 -----------                                     -----------                                      ----------------

      1.1       Underwriting Agreement........................................................           *
      3.1       Restated Articles of Incorporation............................................
      3.2       Bylaws........................................................................          (1)
      4.1       Form of Amendment to the Registrant's Restated Articles of Incorporation
                designating the rights and preferences with respect to the Series A Preferred
                Shares........................................................................           *
      4.2       Form of Indenture with respect to the __% Convertible Subordinated Preferred
                Notes Due 1999................................................................           *
      5.1       Opinion of Preston Gates & Ellis..............................................           *
      8.1       Opinion of Preston Gates & Ellis..............................................          (3)
     12.1       Computation of Ratio of Earnings to Fixed Charges.............................           *
     13.1       Quarterly and Market Information Incorporated by Reference to Page 28 of 1996
                Annual Report to Shareholders ("1996 Annual Report")..........................          (2)
     13.2       (Intentionally Omitted).......................................................
     13.3       Management's Discussion and Analysis of Financial Condition and Results of
                Operations Incorporated by Reference to Pages 16-19, 22, and 23 of 1996
                Annual Report.................................................................          (2)
     13.4       Financial Statements Incorporated by Reference to Pages 1, 15, 20, 21, 24-29,
                and 31 of 1996 Annual Report..................................................          (2)
     23.1       Consent of Deloitte & Touche LLP..............................................
     23.2       Consent of Preston Gates & Ellis..............................................          (3)
     24.1       Power of Attorney.............................................................          II-4

----------------
  *   To be filed by amendment.

 (1) Incorporated by reference to Microsoft's Form 10-K for the fiscal year ended June 30, 1994.
 (2) Incorporated by reference to Microsoft's Form 10-K for the fiscal year ended June 30, 1996.
 (3)  Contained within Exhibit 5.1.

ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1)That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (2)That the undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (3)That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by a final adjudication of such issue.

         (4)That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (5)That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington on December 2, 1996.

                                MICROSOFT CORPORATION

                                /s/ Michael  W. Brown
                                -----------------------------------------------
                                Michael W. Brown,
                                Vice President, Finance; Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William H. Gates III and/or Michael W. Brown, his or her attorney-in-fact, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURES                                     TITLE                                   DATED
/s/  Michael W. Brown                   Vice President, Finance; Chief Financial                December 2, 1996
-----------------------------------     Officer (Principal Financial and Accounting
Michael W. Brown                        Officer)


/s/  William H. Gates                   Chairman, Chief Executive Officer, Director             December 2, 1996
-----------------------------------     (Principal Executive Officer)
William H. Gates III

/s/  Paul G. Allen                      Director                                                December 2, 1996
-----------------------------------
Paul G. Allen

/s/  Jill E. Barad                      Director                                                December 2, 1996
-----------------------------------
Jill E. Barad

/s/  Richard A. Hackborn                Director                                                December 2, 1996
-----------------------------------
Richard A. Hackborn

/s/  David F. Marquardt                 Director                                                December 2, 1996
-----------------------------------
David F. Marquardt

/s/  Robert D. O'Brien                  Director                                                December 2, 1996
-----------------------------------
Robert D. O'Brien

/s/  William G. Reed, Jr.               Director                                                December 2, 1996
-----------------------------------
William G. Reed, Jr.

/s/  Jon A. Shirley                     Director                                                December 2, 1996
-----------------------------------
Jon A. Shirley

                                INDEX TO EXHIBITS

 EXHIBIT NO.                                     DESCRIPTION                                      PAGE OR FOOTNOTE
 -----------                                     -----------                                      ----------------

      1.1       Underwriting Agreement........................................................           *
      3.1       Restated Articles of Incorporation............................................
      3.2       Bylaws........................................................................          (1)
      4.1       Form of Amendment to the Registrant's Restated Articles of Incorporation
                designating the rights and preferences with respect to the Series A Preferred
                Shares........................................................................           *
      4.2       Form of Indenture with respect to the __% Convertible Subordinated Notes Due
                1999..........................................................................           *
      5.1       Opinion of Preston Gates & Ellis..............................................           *
      8.1       Opinion of Preston Gates & Ellis..............................................          (3)
     12.1       Computation of Ratio of Earnings to Fixed Charges.............................           *
     13.1       Quarterly and Market Information Incorporated by Reference to Page 28 of 1996
                Annual Report to Shareholders ("1996 Annual Report")..........................          (2)
     13.2       (Intentionally Omitted).......................................................
     13.3       Management's Discussion and Analysis of Financial Condition and Results of
                Operations Incorporated by Reference to Pages 16-19, 22, and 23 of 1996
                Annual Report.................................................................          (2)
     13.4       Financial Statements Incorporated by Reference to Pages 1, 15, 20,
                21, 24-29, and 31 of 1996 Annual Report.......................................          (2)
     23.1       Consent of Deloitte & Touche LLP..............................................
     23.2       Consent of Preston Gates & Ellis..............................................          (3)
     24.1       Power of Attorney.............................................................          II-4

----------------
  *   To be filed by amendment.
 (1) Incorporated by reference to Microsoft's Form 10-K for the fiscal year ended June 30, 1994.
 (2) Incorporated by reference to Microsoft's Form 10-K for the fiscal year ended June 30, 1996.
 (3)  Contained within Exhibit 5.1.